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Exhibit 99.1

MGM MIRAGE REPORTS THIRD QUARTER RESULTS

    Las Vegas, Nevada, October 30, 2001—MGM MIRAGE (NYSE: MGG) today reported earnings before nonrecurring expenses of 19 cents per diluted share for the 2001 third quarter, compared with 45 cents per diluted share in the 2000 quarter. Consolidated net revenue was down 5.3% to $993 million in the 2001 quarter compared with $1.05 billion in the comparable 2000 quarter. For the three months ended September 30, 2001, operating cash flow ("EBITDA") was $236.5 million when compared with $336 million in the prior year's quarter. Net income before nonrecurring expenses during the 2001 quarter was $30.1 million compared with $73.2 million in the prior year's quarter.

    These results reflect a substantial decline in business volumes at the Company's hotel and casino resorts immediately after the terrorist attacks of September 11, 2001. The Company's hotels on the Las Vegas Strip averaged an unprecedented low 64% occupancy level from September 11th through September 30th. This reduction in customer traffic also resulted in lower casino, food and beverage and retail revenue. Mid-week occupancy levels have now significantly improved, and weekend occupancy has nearly returned to pre-attack levels, albeit at reduced rates. Accordingly, casino and non-casino revenue continue to rebound.

    "Prior to the events of September 11th, our Company was on track to achieve another strong quarterly operating performance. Obviously the result of the terrorist attacks had a profound impact on the hotel and travel industry and our business," said Terry Lanni, Chairman and Chief Executive Officer of MGM MIRAGE. "Our management team undertook a detailed analysis of our current operations in terms of the impact of September 11th. To respond to these historic challenges, we implemented cost containment strategies which included a significant reduction in payroll and a refocusing of several of our marketing programs. The objective of this approach is to rebuild revenue and profitability in order to bring back as many of our displaced employees as possible. Current trends indicate our initiatives are working, as we are once again profitable and we have recalled many of our employees. We expect to be profitable throughout the fourth quarter, the degree of which will depend on business volumes which have continued to improve since late September. Based on early indications, we are optimistic that this recovery will accelerate into 2002."

    Layoffs and terminations related to the payroll deductions resulted in an after-tax restructuring charge of $12.9 million (8 cents per share). The Company has achieved reductions in most operating expense categories, including payroll and purchasing, and has restructured several corporate functions. Management also reassessed the carrying value of certain assets and accordingly recognized an after-tax impairment loss of $30.8 million (19 cents per share) for the three months ended September 30, 2001. Including these nonrecurring items, the Company reported a loss of 9 cents per share for the three months ended September 30, 2001 compared with earnings of 42 cents per share during the prior year's quarter.

    During the three months ended September 30, 2001, the Company's free cash flow enabled it to reduce debt by $103 million. Since the acquisition of Mirage Resorts on May 31, 2000, the Company has reduced its outstanding debt balance by $947 million.

    "Despite the events of September 11th, our Company remains financially strong. We currently have over $730 million of available liquidity with no public debt maturities until 2005. During the quarter we utilized free cash flow to repurchase approximately 2.2 million shares under our 10 million share repurchase program at an average cost of $20.47 per share," said Jim Murren, President and CFO of MGM MIRAGE. "The Company has completed several important cost saving programs and has significant flexibility in its capital requirements over the next few years. Our overall business objectives remain the same. We will continue to grow our business, manage our cost structure and maximize free cash flow for debt reductions, internal growth, acquisitions and share repurchases."

* * *

    MGM MIRAGE is an entertainment, hotel and gaming company headquartered in Las Vegas, Nevada, which owns and/or operates through subsidiaries 19 casino properties on three continents. Its U.S. holdings include: Bellagio, the MGM Grand Hotel and Casino—The City of Entertainment, The Mirage, Treasure Island, New York—New York Hotel and Casino, the Boardwalk Hotel and Casino and 50% of Monte Carlo, all located on the Las Vegas Strip; the Golden Nugget in Downtown Las Vegas; Whiskey Pete's, Buffalo Bill's, the Primm Valley Resort and two championship golf courses at the California/Nevada state line; the exclusive Shadow Creek golf course in North Las Vegas; the Golden Nugget in Laughlin, Nevada; the Beau Rivage resort on the Mississippi Gulf Coast; and the MGM Grand Detroit Casino in Detroit, Michigan. The Company is a joint venture partner on Borgata at Renaissance Pointe, a resort under development in Atlantic City, New Jersey and also controls several development sites in the ocean-front resort community. Internationally, MGM MIRAGE owns and operates the MGM Grand Hotel and Casino in Darwin, Australia and manages casinos in Nelspruit, Witbank, Johannesburg and East London, Republic of South Africa.

    For more information on MGM MIRAGE and its operating subsidiaries, visit our website at www.mgmmirage.com.

    Statements in this release which are not historical facts are "forward looking" statements and "safe harbor statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company's public filings with the Securities and Exchange Commission.

MGM MIRAGE AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2001	September 30, 2000	September 30, 2001	September 30, 2000
Revenues:
Casino	$551,698	$571,529	$1,676,131	$1,211,839
Rooms	196,243	210,693	662,612	398,341
Food and beverage	174,272	182,600	556,386	332,816
Entertainment, retail and other	164,310	176,233	496,959	305,882
Income from unconsolidated affiliate	8,909	9,014	30,269	11,754

	1,095,432	1,150,069	3,422,357	2,260,632
Less: promotional allowances	102,543	101,373	309,020	185,141

	992,889	1,048,696	3,113,337	2,075,491

Expenses:
Casino	288,049	268,549	859,608	566,373
Rooms	61,237	63,783	186,348	122,202
Food and beverage	105,742	110,376	319,939	196,370
Entertainment, retail and other	117,225	111,088	328,963	188,809
Provision for doubtful accounts	27,008	10,666	58,745	23,907
General and administrative	157,127	148,277	454,796	298,080
Preopening expenses and other	1,091	1,609	3,071	3,808
Restructuring costs	19,896	—	19,896	23,519
Write-Downs and Impairments	47,384	—	47,384	102,225
Depreciation and amortization	98,697	97,576	292,034	197,096

	923,456	811,924	2,570,784	1,722,389

Operating Profit	69,433	236,772	542,553	353,102
Corporate Expense	8,408	11,949	29,607	24,635

Operating Income	61,025	224,823	512,946	328,467

Non-Operating Income (Expense):
Interest income	1,408	2,553	5,188	10,278
Interest expense, net	(84,185)	(104,876)	(274,197)	(174,336)
Interest expense from unconsolidated affiliate	(482)	(921)	(1,992)	(1,194)
Other, net	(1,440)	(182)	(2,911)	(694)

	(84,699)	(103,426)	(273,912)	(165,946)

Income (Loss) Before Income Taxes and Extraordinary Item	(23,674)	121,397	239,034	162,521
Benefit (Provision) for income taxes	9,321	(49,283)	(92,129)	(64,363)

Income (Loss) Before Extraordinary Item	(14,353)	72,114	146,905	98,158
Extraordinary Item:
Loss on Early Extinguishment of Debt, net	—	(4,683)	(778)	(5,416)

Net Income (Loss)	$(14,353)	$67,431	$146,127	$92,742

Income Before Preopening and Other, Restructuring, Write-Downs and Impairments and Extraordinary Item	$30,088	$73,160	$192,633	$182,367

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA—PROPERTY OPERATING RESULTS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2001	September 30, 2000	September 30, 2001	September 30, 2000
NET REVENUES:
Bellagio (1)	$233,390	$248,007	$734,096	$314,626
MGM Grand Las Vegas	171,334	178,997	558,314	566,059
The Mirage (1)	144,842	151,210	478,286	199,423
Treasure Island (1)	86,274	94,194	276,940	122,752
New York-New York	53,141	55,342	161,952	163,184
Primm Properties	54,702	63,084	159,756	186,539
Golden Nugget Las Vegas (1)	40,081	42,412	133,209	56,006
Golden Nugget Laughlin (1)	11,463	10,844	35,722	14,307
MGM Grand Detroit	87,351	103,496	264,040	302,580
Beau Rivage (1)	83,312	80,986	227,168	106,136
Income from Unconsolidated Affiliate (1)	8,909	9,014	30,269	11,754
Boardwalk (1)	8,356	—	26,669	—
MGM Grand Australia	8,635	9,830	23,428	28,077
MGM Grand South Africa	1,099	1,280	3,488	4,048

	$992,889	$1,048,696	$3,113,337	$2,075,491

EBITDA:
Bellagio (1)	$62,334	$86,711	$232,166	$103,689
MGM Grand Las Vegas	30,779	50,275	138,879	167,339
The Mirage (1)	26,855	40,429	129,068	52,678
Treasure Island (1)	18,541	27,831	77,086	35,582
New York-New York	18,000	24,543	65,276	73,774
Primm Properties	11,245	19,737	34,137	60,411
Golden Nugget Las Vegas (1)	3,981	7,481	25,108	9,700
Golden Nugget Laughlin (1)	82	908	2,909	1,267
MGM Grand Detroit	33,201	43,147	103,928	122,574
Beau Rivage (1)	16,866	20,277	48,561	25,685
Income from Unconsolidated Affiliate (1)	8,909	9,014	30,269	11,754
Boardwalk (1)	859	—	4,232	—
MGM Grand Australia	3,766	4,346	9,877	11,323
MGM Grand South Africa	1,083	1,258	3,442	3,974

	$236,501	$335,957	$904,938	$679,750

Note:

(1)
The Company acquired Mirage Resorts, Incorporated on May 31, 2000, thereby acquiring the Mirage Properties and 50% ownership in the Monte Carlo Resort & Casino.

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA—PRO FORMA PROPERTY OPERATING RESULTS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2001	September 30, 2000 (1)	September 30, 2001	September 30, 2000 (1)
NET REVENUES:
Bellagio	$233,390	$248,007	$734,096	$703,742
MGM Grand Las Vegas	171,334	178,997	558,314	566,059
The Mirage	144,842	151,210	478,286	468,173
Treasure Island	86,274	94,194	276,940	280,282
New York-New York	53,141	55,342	161,952	163,184
Primm Properties	54,702	63,084	159,756	186,539
Golden Nugget Las Vegas	40,081	42,412	133,209	132,337
Golden Nugget Laughlin	11,463	10,844	35,722	35,032
MGM Grand Detroit	87,351	103,496	264,040	302,580
Beau Rivage	83,312	80,986	227,168	233,959
Income from Unconsolidated Affiliate	8,909	9,014	30,269	28,316
Boardwalk	8,356	9,612	26,669	28,895
MGM Grand Australia	8,635	9,830	23,428	28,077
MGM Grand South Africa	1,099	1,280	3,488	4,048

	$992,889	$1,058,308	$3,113,337	$3,161,223

EBITDA:
Bellagio	$62,334	$86,711	$232,166	$206,527
MGM Grand Las Vegas	30,779	50,275	138,879	167,339
The Mirage	26,855	40,429	129,068	131,862
Treasure Island	18,541	27,831	77,086	83,332
New York-New York	18,000	24,543	65,276	73,774
Primm Properties	11,245	19,737	34,137	60,411
Golden Nugget Las Vegas	3,981	7,481	25,108	27,045
Golden Nugget Laughlin	82	908	2,909	5,146
MGM Grand Detroit	33,201	43,147	103,928	122,574
Beau Rivage	16,866	20,277	48,561	55,679
Income from Unconsolidated Affiliate	8,909	9,014	30,269	28,316
Boardwalk	859	1,559	4,232	5,071
MGM Grand Australia	3,766	4,346	9,877	11,323
MGM Grand South Africa	1,083	1,258	3,442	3,974

	$236,501	$337,516	$904,938	$982,373

Note:

(1)
Pro forma amounts for 2000 include Mirage results for the period prior to the acquisition.

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL INFORMATION

	Three Months Ended		Nine Months Ended
	September 30, 2001	September 30, 2000	September 30, 2001	September 30, 2000
ROOMSTATISTICS:
Bellagio (1) (3,005 Rooms)
Occupancy %	90.0%	98.8%	95.0%	98.7%
Average Daily Rate (ADR)	$159	$157	$179	$166
Revenue per Available Room (REVPAR)	$143	$155	$170	$164
MGM Grand Las Vegas (5,034 Rooms)
Occupancy %	90.0%	99.2%	94.5%	98.5%
Average Daily Rate (ADR)	$105	$103	$114	$108
Revenue per Available Room (REVPAR)	$94	$103	$108	$106
The Mirage (1) (3,044 Rooms)
Occupancy %	91.7%	98.7%	95.7%	97.8%
Average Daily Rate (ADR)	$109	$112	$123	$117
Revenue per Available Room (REVPAR)	$100	$110	$118	$114
Treasure Island (1) (2,885 Rooms)
Occupancy %	92.5%	99.3%	95.6%	99.3%
Average Daily Rate (ADR)	$88	$88	$99	$94
Revenue per Available Room (REVPAR)	$81	$88	$95	$93
New York-New York (2,024 Rooms)
Occupancy %	92.2%	98.6%	96.2%	97.3%
Average Daily Rate (ADR)	$80	$84	$87	$87
Revenue per Available Room (REVPAR)	$73	$83	$84	$85
Primm Properties (2,642 Rooms)
Occupancy %	62.0%	65.3%	60.2%	66.0%
Average Daily Rate (ADR)	$38	$39	$38	$38
Revenue per Available Room (REVPAR)	$24	$26	$23	$25
Golden Nugget Las Vegas (1) (1,907 Rooms)
Occupancy %	92.0%	98.2%	96.4%	98.0%
Average Daily Rate (ADR)	$59	$54	$62	$57
Revenue per Available Room (REVPAR)	$54	$53	$60	$56
Golden Nugget Laughlin (1) (300 Rooms)
Occupancy %	92.3%	91.9%	94.0%	93.9%
Average Daily Rate (ADR)	$34	$35	$33	$36
Revenue per Available Room (REVPAR)	$32	$32	$31	$33
Beau Rivage (1) (1,780 Rooms)
Occupancy %	95.2%	98.5%	95.5%	97.5%
Average Daily Rate (ADR)	$85	$89	$81	$84
Revenue per Available Room (REVPAR)	$81	$88	$78	$82
Boardwalk (1) (654 Rooms)
Occupancy %	81.4%	93.3%	87.7%	92.7%
Average Daily Rate (ADR)	$59	$62	$65	$65
Revenue per Available Room (REVPAR)	$48	$58	$57	$61
MGM Grand Australia (96 Rooms)
Occupancy %	91.0%	92.2%	75.0%	81.6%
Average Daily Rate (ADR)	$62	$66	$59	$64
Revenue per Available Room (REVPAR)	$56	$61	$44	$52

Note:

(1)
The Company acquired Mirage Resorts, Incorporated on May 31, 2000 thereby acquiring the Mirage Properties and 50% ownership in the Monte Carlo Resort & Casino. Information for 2000 includes Mirage results for the period prior to the acquisition.

MGM MIRAGE AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	September 30, 2001	December 31, 2000
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$133,440	$227,968
Accounts receivable, net	145,103	236,650
Inventories	87,756	86,279
Income tax receivable	22,151	11,264
Deferred income taxes	146,677	162,934
Prepaid expenses	81,127	70,549

Total current assets	616,254	795,644

PROPERTY AND EQUIPMENT, NET	8,892,797	9,064,233
OTHER ASSETS:
Investment in unconsolidated affiliates	603,927	522,422
Excess of purchase price over fair market value of net assets acquired, net	102,922	54,281
Deposits and other assets, net	214,587	298,021

Total other assets	921,436	874,724

	$10,430,487	$10,734,601

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$66,038	$65,317
Current portion of long-term debt	142,946	521,308
Accrued interest on long-term debt	60,685	77,738
Other accrued liabilities	564,216	568,842

Total current liabilities	833,885	1,233,205

DEFERRED INCOME TAXES	1,737,845	1,730,158
LONG-TERM DEBT	5,331,899	5,348,320
OTHER LONG-TERM OBLIGATIONS	43,910	40,473
STOCKHOLDERS' EQUITY:
Common stock ($.01 par value: authorized 300,000,000 shares, issued 163,578,954 and 163,189,205 shares and outstanding 157,289,254 and 159,130,205 shares)	1,636	1,632
Capital in excess of par value	2,047,779	2,041,820
Treasury stock, at cost (6,289,700 and 4,059,000 shares)	(129,399)	(83,683)
Retained earnings	574,083	427,956
Other comprehensive loss	(11,151)	(5,280)

Total stockholders' equity	2,482,948	2,382,445

	$10,430,487	$10,734,601

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  Exhibit 99.1
MGM MIRAGE REPORTS THIRD QUARTER RESULTS
MGM MIRAGE AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands) (Unaudited)
MGM MIRAGE AND SUBSIDIARIES SUPPLEMENTAL DATA—PROPERTY OPERATING RESULTS (in thousands)
MGM MIRAGE AND SUBSIDIARIES SUPPLEMENTAL DATA—PRO FORMA PROPERTY OPERATING RESULTS (in thousands)
MGM MIRAGE AND SUBSIDIARIES SUPPLEMENTAL STATISTICAL INFORMATION
MGM MIRAGE AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share data) (Unaudited)